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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated February 28, 2008 accompanying the consolidated financial statements and schedule and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Einstein Noah Restaurant Group Inc., on Form 10-K for the year ended January 1, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statements of Einstein Noah Restaurant Group, Inc. on Forms S-8 (File No. 333-133531, effective April 25, 2006; File No. 333-140791, effective February 20, 2007; and File No. 333-142573, effective May 3, 2007) and Form S-1 (File No. 333-142004, effective June 7, 2007).

/s/ GRANT THORNTON LLP

Denver, Colorado
February 28, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM